Exhibit 10.1

LA CORTEZ ENERGY, INC.
FORM OF
RESTRICTED STOCK UNIT AWARD AGREEMENT

TO: [Participant]

     To encourage your continued service (your “Service”) as [capacity of service – employment, office, director, etc. . .] of La Cortez Energy, Inc. (the “Company”), you have been granted this restricted stock unit award (the “Award”) pursuant to the Company’s 2008 Equity Incentive Plan, as amended (the “Plan”). The Award represents the right to receive shares of Common Stock of the Company subject to the fulfillment of the vesting conditions set forth in this agreement (this “Agreement”).

     The terms of the Award are as set forth in this Agreement and in the Plan. The Plan is incorporated into this Agreement by reference, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan. The most important terms of the Award are summarized as follows:

     1.     Award Date:

     2.     Number of Restricted Stock Units Subject to this Award:

     3.     Vesting Base Date:

     4.     Vesting Schedule: The Award will vest according to the following schedule:

Period of Participant's Continuous
Service From the	Percent of Total Award That is
Vesting Base Date	Vested

     5.     Conversion of Restricted Stock Units and Issuance of Shares. Upon each vesting of the Award (each, a “Vest Date”), one share of Common Stock shall be issuable for each restricted stock unit that vests on such Vest Date (the “Shares”), subject to the terms and provisions of the Plan and this Agreement. Thereafter, the Company will transfer such Shares to you upon satisfaction of any required tax withholding obligations. No fractional shares shall be issued under this Agreement.

     6. Termination of Service. The unvested portion of the Award will terminate automatically and be forfeited to the Company immediately and without further notice upon termination of your Service for any reason (including as a result of death or disability). No Shares shall be issued or issuable with respect to any portion of the Award that terminates unvested and is forfeited.

     7.     Right to Shares. You shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to you.

     8.     Taxes.

     (a)  Generally. You are ultimately liable and responsible for all taxes owed in connection with the Award. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate your tax liability.

     (b)  Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any domestic or foreign tax withholding obligation, whether national, federal, state or local, including any social tax obligation (the “Tax Withholding Obligation”), you must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

     (c)  Right to Retain Shares. The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation. To the maximum extent permitted by law, the Company has the right to retain without notice from Shares issuable under the Award or from salary payable to you, Shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

      9.     Registration.

     (a)  Shares not Registered. The Company does not currently have an effective registration statement on file with the Securities and Exchange Commission with respect to the shares of Common Stock subject to the Award.  By accepting the Award, you represent and agree that none of the Shares will be distributed in violation of applicable federal and state laws and regulations.  In addition, you further represent and agree that you are aware that such securities may not be transferred at any time without (i) registration under the Securities Act, or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Shares may be effected without registration under the Securities Act, which opinion must be in form and from counsel reasonably satisfactory to the Company.  You further represent and agree that you are acquiring the Award and will acquire any Shares for investment and without any present intention to sell or distribute the Shares.

     (b)  Legends.  Each share certificate evidencing the Shares issued hereunder shall be endorsed with the following legends:

          (i)                      “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH  RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR   APPLICABLE STATE SECURITIES LAWS”; and

          (i)                       Any legend required by any applicable state securities laws.

     10. Award not Transferable. Neither the Award nor any Restricted Stock Unit included therein may be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer, pledge, hypothecate or otherwise dispose of the any Restricted Stock Unit included in the Award or of any right or privilege conferred by the Plan contrary to the provisions thereof or the provisions of this Agreement, or upon the sale, levy or attachment or similar process upon the rights and privileges conferred by the Plan, such Restricted Stock Units shall thereupon terminate and become null and void.

     11. Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Agreement and accepting the Award, you acknowledge that: (a) the Plan is discretionary and may be modified, suspended or terminated by the Company at any time as provided in the Plan; (b) the grant of the Award is a one-time benefit and does not create any contractual or other right to receive future grants of awards or benefits in lieu of awards; (c) all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the value of the Award is an extraordinary item which is outside the scope of your service contract, if any; (f) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) the future value of the Common Stock subject to the Award is unknown and cannot be predicted with certainty, (h) neither the Plan, the Award nor the issuance of the Shares confers upon you any right to continue in the Service (or any other relationship with) the Company or any Subsidiary, and (i) the grant of the Award will not be interpreted to form an employment relationship with the Company or any Subsidiary.

     12.     Professional Advice. The acceptance of the Award and the sale of Shares issued upon vesting of any Restricted Stock Units may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Participant.  Accordingly, the Participant acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to the Award.  Without limiting other matters to be considered with the assistance of the Participant’s professional advisors, the Participant should consider: (a) the merits and risks of an investment in the Shares issuable upon vesting of any Restricted Stock Units; and (c) any resale restrictions that might apply to such Shares under applicable securities laws.

     13.     Execution of Award Agreement. Please acknowledge your acceptance of the terms and conditions of the Award by signing the original of this Agreement and returning it to the Company.

Very truly yours,

LA CORTEZ ENERGY, INC.

By:

Name:

Title:

ACCEPTANCE AND ACKNOWLEDGMENT

     I, a resident of                   (state, or country if other than U.S.), accept the Restricted Stock Unit Award described in this Agreement and in the Plan, and acknowledge receipt of a copy of this Agreement and the Plan, and acknowledge that I have read them carefully and that I fully understand their contents.

Dated:

Taxpayer I.D. Number	[Participant]

Address: